UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

(Amendment No.         )
Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Core-Mark Holding Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.

	(3)	Filing Party:

	(4)	Date Filed:

Core-Mark Holding Company, Inc.
395 Oyster Point Blvd., Suite 415
South San Francisco, California 94080

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2019

EXPLANATORY NOTE

The following disclosures supplement the definitive proxy statement filed by Core-Mark Holding Company, Inc. (the “Company”) with the Securities and Exchange Commission on April 8, 2019, as supplemented on April 24, 2019 (the “Proxy Statement”) in connection with the solicitation of proxies by the Company’s board of directors (the “Board”) for the above-referenced annual meeting of stockholders and any adjournment or postponement thereof (the “Annual Meeting”). There are no other changes to the Proxy Statement or the matters to be considered by the Company’s stockholders. This supplemental information should be read together with the Proxy Statement, which should be read in its entirety. Terms used in this supplement to the Proxy Statement and not otherwise defined herein have the meanings given to them in the Proxy Statement.

SUPPLEMENTAL DISCLOSURE CONCERNING
PROPOSAL 3: APPROVAL OF THE CORE-MARK HOLDING COMPANY, INC. 2019 LONG-TERM INCENTIVE PLAN

As described in the Proxy Statement, the Board is asking you to approve the Core-Mark Holding Company, Inc. 2019 Long-Term Incentive Plan (the “2019 LTIP”), which was adopted, subject to stockholder approval, by the Board on March 26, 2019. After the Proxy Statement was furnished to stockholders, and after further consideration, the Board revised certain provisions of the 2019 LTIP on May 6, 2019, as described in more detail below. Accordingly, the Board is asking stockholders to approve the 2019 LTIP, as revised.

In general, the revisions: (a) modified the share reserve by reducing by 550,000 the total number of shares of the Company’s common stock available for awards under the 2019 LTIP (and the total number of shares available for issuance as incentive stock options intending to meet the applicable requirements under the Internal Revenue Code); and (b) further modified the share reserve by curtailing the Company’s share recycling ability with respect to awards of stock options and stock appreciation rights granted under the 2019 LTIP.

As a result of the revisions, the disclosures in the Proxy Statement are updated as set forth below:

(1) In Proposal 3:

(a) Under the heading “Proposal” on page 41, the third paragraph is replaced in its entirety to read as follows:

“Stockholders are being asked to approve an aggregate of 4,236,959 shares, which represent 3,523,862 shares of the Company’s common stock for future issuance under the 2019 LTIP, and 713,097 shares which may become available for future issuance under the 2019 LTIP. This amount includes 1,923,862 shares that remain available for grant under the 2010 LTIP as of March 18, 2019, 713,097 shares representing the maximum number of shares that may be forfeited under the 2010 LTIP, and an additional 1,600,000 shares. We expect that this share reserve under the 2019 LTIP will allow us to continue to grant equity-based compensation at levels deemed necessary and appropriate for approximately the next seven years. This expectation is based upon our anticipated annual equity award grant rate and our estimates of the number of shares needed to attract new executive hires.”

(b) Under the heading “Key Plan Provisions” on page 41, the third bullet point is replaced in its entirety to read as follows:

•“4,236,959 shares will be authorized for issuance pursuant to awards under the 2019 LTIP, which includes 1,600,000 new shares available for grant, along with 1,923,862 shares that remain available for grant under the 2010 LTIP as of March 18, 2019, and also includes 713,097 shares that are outstanding under the 2010 LTIP as of March 18, 2019 and may be available for grant under the 2019 LTIP;”

(c) Under the heading “Key Stockholder Considerations” on page 42, the second bullet point is replaced in its entirety to read as follows:

•“Dilution. Dilution is commonly measured by “overhang,” which generally refers to the amount of potential dilution to current stockholders that could result from future issuance of the shares reserved under an equity compensation plan. As of March 18, 2019, 713,097 shares were subject to outstanding full-value equity awards under our 2010 LTIP (as of March 18, 2019, there are no outstanding stock options under the 2010 LTIP), an additional 1,923,862 shares were reserved for issuance under our 2010 LTIP, and we are requesting an additional 1,600,000 shares for grant under the 2019 LTIP, which based on 45,871,088 shares outstanding on March 18, 2019 results in a share dilution representing 1.55%, 4.19% and 3.49%, respectively, which total dilution is 9.24%. This overhang is reasonable compared to that of our peers.”

(d) Under the heading “Shares Available” on page 46, the paragraph is replaced in its entirety to read as follows:

“The 2019 LTIP has a total of 4,236,959 Shares available for awards, with a total of 1,600,000 Shares available for awards of incentive stock options. Generally, if any award is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, or otherwise terminated without delivery of the Shares or payment of consideration to the participant, then such shares will be returned to the 2019 LTIP and be available for future awards under the 2019 LTIP. However, Shares that are (a) withheld from a stock option or stock appreciation right in payment of the exercise price or taxes relating to any such award, or (b) not issued or delivered as a result of the net exercise of an outstanding stock option or stock appreciation right under the 2019 LTIP, as applicable, will be deemed to have been delivered under the 2019 LTIP and will not be available for future awards under the 2019 LTIP.”

(2) In Annex II to the Proxy Statement:

(a) Section 4.1 of the 2019 LTIP is replaced in its entirety to read as follows:

“4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.4 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan (the “Share Reserve”) shall equal 1,600,000, with the total number of shares of Common Stock available for issuance as Incentive Stock Options equal to 1,600,000, plus 1,923,862 shares of Common Stock authorized for issuance but not yet issued under the Core-Mark Holding Company, Inc. 2010 Long-Term Incentive Plan (the “2010 Plan”) and 713,097 shares of Common Stock subject to outstanding awards under the 2010 Plan that would have been available to be re-granted, including shares subject to cancelled or forfeited awards, under the terms of the 2010 Plan, with the maximum number of shares of Common Stock to be added to the Plan pursuant to the 2010 Plan equal to 2,636,959. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, however, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”

(b) Section 4.2 of the 2019 LTIP is replaced in its entirety to read as follows:

“4.2     Share Replenishment. To the extent that an Award granted under this Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares of Common Stock than the number underlying the Award, as applicable, or otherwise terminated without delivery of the shares of Common Stock or payment of consideration to the Participant under the Plan, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, as applicable, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company. Notwithstanding the foregoing, shares of Common Stock that are (a) withheld from a Stock Option or Stock Appreciation Right in payment of the exercise price or taxes relating to such Award, or (b) not issued or delivered as a result of the net exercise of an outstanding Stock Option or Stock Appreciation Right under the Plan, as applicable, will be deemed to have been delivered under the Plan and will not be available for future Awards under the Plan.”

Other than the changes described above, the terms of the 2019 LTIP remain the same as those described in the Proxy Statement.